                                                                               .
                                                                               .
                                                                               .

                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       2002          2003
                                                                   ------------  ------------
                                                                        (IN THOUSANDS)
                         ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................   $    304,281  $    131,480
  Investment in Time Warner common stock .......................        283,486       389,302
  Accounts receivable, net .....................................        558,328       636,646
  Accrued unbilled revenues ....................................        354,497       395,351
  Inventory ....................................................        351,816       412,926
  Non-trading derivative assets ................................         27,275        45,897
  Taxes receivable .............................................         72,027       159,646
  Current assets of discontinued operations ....................         12,505            --
  Prepaid expense and other current assets .....................         71,138       101,457
                                                                   ------------  ------------
      Total current assets .....................................      2,035,353     2,272,705
                                                                   ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, NET .............................     12,115,222    11,811,536
                                                                   ------------  ------------
OTHER ASSETS:
  Goodwill, net ................................................      1,740,510     1,740,510
  Other intangibles, net .......................................         65,880        79,936
  Regulatory assets ............................................      4,000,646     4,930,793
  Non-trading derivative assets ................................          3,866        11,273
  Non-current assets of discontinued operations ................         50,272            --
  Other ........................................................        444,860       529,911
                                                                   ------------  ------------
      Total other assets .......................................      6,306,034     7,292,423
                                                                   ------------  ------------
        TOTAL ASSETS ...........................................   $ 20,456,609  $ 21,376,664
                                                                   ============  ============

                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings ........................................   $    347,000  $     63,000
  Current portion of long-term debt ............................        810,325       162,423
  Indexed debt securities derivative ...........................        224,881       321,352
  Accounts payable .............................................        621,528       694,558
  Taxes accrued ................................................        192,570       193,273
  Interest accrued .............................................        197,274       164,669
  Non-trading derivative liabilities ...........................         26,387         8,036
  Regulatory liabilities .......................................        168,173       186,239
  Accumulated deferred income taxes, net .......................        285,214       345,870
  Deferred revenues ............................................         48,940        88,740
  Current liabilities of discontinued operations ...............          2,856            --
  Other ........................................................        286,005       290,176
                                                                   ------------  ------------
      Total current liabilities ................................      3,211,153     2,518,336
                                                                   ------------  ------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net .......................      2,445,133     3,010,577
  Unamortized investment tax credits ...........................        230,037       211,731
  Non-trading derivative liabilities ...........................            873         3,330
  Benefit obligations ..........................................        832,152       836,459
  Regulatory liabilities .......................................        959,421     1,358,030
  Non-current liabilities of discontinued operations ...........          6,912            --
  Other ........................................................      1,448,226       715,670
                                                                   ------------  ------------
      Total other liabilities ..................................      5,922,754     6,135,797
                                                                   ------------  ------------
LONG-TERM DEBT .................................................      9,194,320    10,783,064
                                                                   ------------  ------------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES .................            292       178,910
                                                                   ------------  ------------
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF
 SUBSIDIARY TRUSTS HOLDING SOLELY JUNIOR
 SUBORDINATED DEBENTURES OF THE COMPANY ........................        706,140            --
                                                                   ------------  ------------
SHAREHOLDERS' EQUITY ...........................................      1,421,950     1,760,557
                                                                   ------------  ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...............   $ 20,456,609  $ 21,376,664
                                                                   ============  ============

                                                                       EXHIBIT B

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                           CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                   --------------------------
                                                                       2002          2003
                                                                   ------------  ------------
                                                                        (IN THOUSANDS)
                            ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................   $     70,866  $     30,720
  Accounts and notes receivable, net ...........................         99,304        91,332
  Accounts receivable -- affiliated companies, net .............             --         3,897
  Accrued unbilled revenues ....................................         70,385        71,507
  Inventory ....................................................         59,941        56,008
  Taxes receivable .............................................         40,997       184,634
  Other ........................................................         11,838        14,209
                                                                   ------------  ------------
        Total current assets ...................................        353,331       452,307
                                                                   ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, NET .............................      4,077,672     4,044,283
                                                                   ------------  ------------
OTHER ASSETS:
  Other intangibles, net .......................................         39,912        39,010
  Regulatory assets ............................................      3,970,007     4,896,439
  Notes receivable -- affiliated companies .....................        814,513       814,513
  Other ........................................................         66,049        79,770
                                                                   ------------  ------------
        Total other assets .....................................      4,890,481     5,829,732
                                                                   ------------  ------------
        TOTAL ASSETS ...........................................   $  9,321,484  $ 10,326,322
                                                                   ============  ============
              LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt ............................   $     18,758  $     41,229
  Accounts payable .............................................         32,362        35,771
  Accounts payable -- affiliated companies, net ................         43,662            --
  Notes payable -- affiliated companies, net ...................        214,976       113,179
  Taxes accrued ................................................         85,205        82,650
  Interest accrued .............................................         78,355        64,769
  Regulatory liabilities .......................................        168,173       185,812
  Franchise fees accrued .......................................         33,837        33,677
  Other ........................................................         23,895        28,368
                                                                   ------------  ------------
        Total current liabilities ..............................        699,223       585,455
                                                                   ------------  ------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net .......................      1,419,301     1,799,926
  Unamortized investment tax credits ...........................         53,581        55,845
  Benefit obligations ..........................................         61,671        83,236
  Regulatory liabilities .......................................        940,615       923,038
  Notes payable -- affiliated companies ........................        916,400       379,900
  Accounts payable -- affiliated companies .....................             --       398,984
  Other ........................................................        265,426        11,424
                                                                   ------------  ------------
        Total other liabilities ................................      3,656,994     3,652,353
                                                                   ------------  ------------
LONG-TERM DEBT .................................................      2,641,281     3,347,684
                                                                   ------------  ------------
COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY ................................................      2,323,986     2,740,830
                                                                   ------------  ------------
        TOTAL LIABILITIES AND MEMBER'S EQUITY ..................   $  9,321,484  $ 10,326,322
                                                                   ============  ============

                                                                       EXHIBIT B

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                           CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                   --------------------------
                                                                       2002          2003
                                                                   ------------  ------------
                                                                        (IN THOUSANDS)
                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................   $      9,237  $     34,447
  Accounts receivable, principally customers, net ..............        380,317       462,988
  Accrued unbilled revenue .....................................        284,112       323,844
  Inventory ....................................................        135,707       187,226
  Non-trading derivative assets ................................         27,275        45,897
  Taxes receivable .............................................         61,512        32,023
  Prepaid expenses .............................................         20,767        11,104
  Deferred tax asset ...........................................         10,186            --
  Other ........................................................         29,998        71,597
                                                                   ------------  ------------
       Total current assets ....................................        959,111     1,169,126
                                                                   ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, NET .............................      3,630,470     3,735,561
                                                                   ------------  ------------
OTHER ASSETS:
  Goodwill, net ................................................      1,740,510     1,740,510
  Other intangibles, net .......................................         19,878        20,101
  Non-trading derivative assets ................................          3,866        11,273
  Notes receivable -- affiliated companies, net ................         39,097        33,929
  Other ........................................................         55,570       142,162
                                                                   ------------  ------------
       Total other assets ......................................      1,858,921     1,947,975
                                                                   ------------  ------------
       TOTAL ASSETS ............................................   $  6,448,502  $  6,852,662
                                                                   ============  ============

              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Short-term borrowings ........................................   $    347,000  $     63,000
  Current portion of long-term debt ............................        517,616            --
  Accounts payable, principally trade ..........................        465,694       528,394
  Accounts and notes payable -- affiliated companies, net ......        101,231        23,351
  Taxes accrued ................................................         57,057        65,636
  Interest accrued .............................................         49,084        58,505
  Customer deposits ............................................         54,081        58,372
  Non-trading derivative liabilities ...........................          9,973         6,537
  Accumulated deferred income taxes, net .......................             --         8,856
  Other ........................................................        102,510       125,132
                                                                   ------------  ------------
       Total current liabilities ...............................      1,704,246       937,783
                                                                   ------------  ------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net .......................        606,075       645,125
  Non-trading derivative liabilities ...........................            873         3,330
  Benefit obligations ..........................................        132,434       130,980
  Other ........................................................        520,673       571,005
                                                                   ------------  ------------
       Total other liabilities .................................      1,260,055     1,350,440
                                                                   ------------  ------------
LONG-TERM DEBT .................................................      1,441,264     2,370,974
                                                                   ------------  ------------
COMMITMENTS AND CONTINGENCIES
  CERC OBLIGATED MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY
  JUNIOR SUBORDINATED DEBENTURES OF CERC .......................            508            --
                                                                   ------------  ------------
STOCKHOLDER'S EQUITY ...........................................      2,042,429     2,193,465
                                                                   ------------  ------------
       TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..............   $  6,448,502  $  6,852,662
                                                                   ============  ============

                                                                       EXHIBIT B

                           TEXAS GENCO HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                                                           DECEMBER 31,
                                                                   --------------------------
                                                                       2002          2003
                                                                   ------------  ------------
                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................   $        578  $     44,558
  Customer accounts receivable .................................         68,604        78,122
  Accounts receivable, other ...................................          4,544         3,716
  Inventory ....................................................        156,167       169,692
  Taxes receivable .............................................          4,368            --
  Prepayments and other current assets .........................          4,024         2,304
                                                                   ------------  ------------
       Total current assets ....................................        238,285       298,392
                                                                   ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, NET .............................      4,095,637     4,125,595
                                                                   ------------  ------------
OTHER ASSETS:

  Nuclear decommissioning trust ................................        162,576       189,182
  Other ........................................................         11,584        26,462
                                                                   ------------  ------------
       Total other assets ......................................        174,160       215,644
                                                                   ------------  ------------
          TOTAL ASSETS .........................................   $  4,508,082  $  4,639,631
                                                                   ============  ============

             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, affiliated companies, net ..................   $     22,654  $      7,802
  Accounts payable, fuel .......................................         76,399        68,747
  Accounts payable, other ......................................         43,877        40,165
  Notes payable, affiliated companies, net .....................         86,184            --
  Taxes and interest accrued ...................................         42,959       107,605
  Deferred capacity auction revenue ............................         48,721        86,853
  Other ........................................................         15,918        17,579
                                                                   ------------  ------------
       Total current liabilities ...............................        336,712       328,751
                                                                   ------------  ------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net .......................        813,246       844,545
  Unamortized investment tax credit ............................        170,569       150,533
  Nuclear decommissioning reserve ..............................        139,664       187,997
  Benefit obligations ..........................................         15,751        18,399
  Accrued mine reclamation costs ...............................         39,765         6,000
  Notes payable, affiliated companies, net .....................         18,995            --
  Other ........................................................        149,337        70,245
                                                                   ------------  ------------
       Total other liabilities .................................      1,347,327     1,277,719
                                                                   ------------  ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY ...........................................      2,824,043     3,033,161
                                                                   ------------  ------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...........   $  4,508,082  $  4,639,631
                                                                   ============  ============